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Exhibit 10.3

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of the date the last of Seller or Buyer to this Agreement executes the same (the “Effective Date”), by and between FRED’S INC., a Delaware corporation (the “Seller”), and PERRY ELLIS INTERNATIONAL, INC, a Florida corporation (the “Buyer”) or assignee or designee thereof.

WHEREAS, on September 9, 2019 (the “Petition Date”), Seller and its affiliates (the “Debtors”) filed voluntary petitions for relief under the chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), commencing cases (the “Chapter 11 Cases”) which are being jointly administered under the caption In re Fred’s, Inc., No. 19-11984 (CSS); and

WHEREAS, Seller is continuing to manage its properties and operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code; and

WHEREAS, Seller’s ability to consummate the transactions set forth in this Agreement is subject to the Order (I) Establishing Procedures for the Sale of Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections and (IV) Granted Related Relief dated September 27, 2019 (“Bidding Procedures Order”), entered by the Bankruptcy Court, entry of a final order approving any transaction (as contemplated in the Bidding Procedures Order) (a “Sale Order”) and the requirements generally applicable to Bankruptcy debtors, including debtors’ obligations to consider higher or better offers (the Bidding Procedures Order, the Sale Order and operation of applicable U.S. Bankruptcy law collectively, hereinafter “Bankruptcy Requirements”; and

WHEREAS, Buyer desires to purchase the Property (as defined below) from Seller, and Seller desires to sell, convey, and transfer to Buyer the Property in a sale authorized by the Bankruptcy Court pursuant to, inter alia, sections 105 and 363 of the Bankruptcy Code, all on the terms and subject to the conditions set forth in this Agreement and the Bidding Procedures Order and any additional terms that may be included in a Sale Order; and

WHEREAS, the Property shall be conveyed to Buyer pursuant to the Sale Order free and clear of liens, claims, interests, or encumbrances (collectively, the “Interests”), pursuant to Sections 105 and 363 of the Bankruptcy Code, and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure, all in the manner and subject to the terms and conditions set forth in this Agreement and the Sale Order and in accordance with other applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

NOW THEREFORE, Buyer and Seller hereby agree as set forth below:

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1. SALE AND PURCHASE.

Subject to the Bankruptcy Requirements, Seller agrees to sell, assign, transfer and convey to Buyer, and the Buyer agrees to purchase from Seller all of Seller’s right, title and interest in and to the following:

(a) All of that certain tract or parcel of land located at 2815 GA Highway 257; Dublin, Georgia 31021, with the tax parcel number as described on Exhibit “A” attached hereto and by this reference made a part hereof; and

(b) All of Seller’s right, title and interest in and to any improvements, appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto, and to all strips and any land lying in the bed of any street, if any, including fixtures and all equipment (including, for avoidance of doubt, all racking and conveyor equipment and any other equipment located on the Property as of October 26, 2019), but excluding personal property of Seller that is not specified above.

The property described in subsections 1(a) and 1(b) is collectively referred to herein as the “Property.”

2. PURCHASE PRICE AND PAYMENT.

(a) In consideration of the conveyance of the Property to Buyer, Buyer shall pay to Seller the sum of fourteen million, six hundred thousand and No/100 Dollars ($15,700,000.00) (the “Purchase Price”).

(b) Upon execution of this Agreement, Buyer shall pay to First American Title Insurance Company (the “Escrow Agent” or “Title Company”), by wire transfer pursuant to the wiring instructions on Exhibit “B” attached hereto and by this reference made a part hereof, the sum of one million, five hundred seventy thousand and No/100 Dollars ($1,570,000.00) as an earnest money deposit, amounting to 10% of the Purchase Price. Such sum, together with any interest earned thereon and any additions thereto are hereinafter collectively referred to as the “Deposit.” The Escrow Agent may, if possible, but shall not be required to, invest such sum in interest bearing obligations of a national bank or banking association in the area in which Escrow Agent is located. The Deposit shall not become property of the Debtors absent a further order of the Bankruptcy Court that Buyer is not entitled to a return of its deposit, provided, however, that the Deposit shall be applied as a credit to Buyer against the Purchase Price in the event the sale contemplated hereby is consummated. Buyer agrees to sign all forms required in connection with Escrow Agent’s holding and investing the Deposit, such as IRS and bank account forms and reports, and for such purposes the Deposit shall be considered the property of Buyer until such time as Escrow Agent disburses the Deposit to another party. The preceding sentence shall not change in any way the other provisions in this Agreement concerning Escrow Agent’s holding and disbursing the Deposit.

(c) Notwithstanding anything to the contrary contained herein, One Hundred Dollars ($100.00) of the Deposit (the “Independent Consideration”) is non-refundable to Buyer

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upon deposit with the Escrow Agent, is fully earned by Seller for entering into this Agreement, and shall be paid to Seller at Closing (as defined below) or the earlier termination of this Agreement. The Independent Consideration shall be applied against the Purchase Price at Closing, if any.

(d) The Purchase Price (less credit for the Deposit which shall be paid to Seller at Closing, and any adjustments for any pro-rations and expenses as provided in this Agreement) shall be paid by wire transfer to Seller at Closing.

3. PROPERTY CONVEYED “AS IS.”

OTHER THAN AS EXPRESSLY STATED TO THE CONTRARY IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, PROPERTY VALUE, OPERATING HISTORY, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER AGREES THAT WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR OF SELLER’S BROKERS, AGENTS OR EMPLOYEES. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS, AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS”, WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 3 SHALL EXPRESSLY SURVIVE THE CLOSING.

4. SURVEY.

The Property is being sold AS IS with all faults. Buyer, at Buyer’s expense, may have the Property surveyed and certified by a registered land surveyor in accordance with applicable statutes.

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5. TITLE.

Subject to the Bankruptcy Requirements, Seller shall convey title to the Property by limited warranty deed subject to (i) ad valorem taxes and assessments not yet due and payable, (ii) zoning and other ordinances affecting the Property, (iii) all matters which would be shown by a current accurate survey and inspection of the Property, and (iv) all matters of record (the foregoing items (i) – (iv), subject to Buyer’s right to object thereto as provided below, being hereinafter referred to collectively as the “Permitted Title Exceptions”)). Subject to the Sale Order, with the exception of the Permitted Title Exceptions, title to the Property shall be good and marketable and such as will be insured by the Title Company at its regular rates for regular risks pursuant to the standard stipulations and conditions of an ALTA policy of owner’s title insurance. Prior to Closing, Buyer shall obtain from the Title Company and deliver to Seller an owner’s title insurance commitment for the Property and may notify Seller in writing of any valid objections to the Permitted Title Exceptions. In the event Buyer does not notify Seller of any unacceptable defects in the Permitted Title Exceptions, Buyer shall have waived the right to object to same, and shall have agreed to accept title subject to the Permitted Title Exceptions. In the event Buyer notifies Seller of any defects to the Permitted Title Exceptions, Seller shall notify Buyer within five (5) business days after receipt of Buyer’s Objection Notice as to which title defects Seller shall cure or refuse to cure; provided, in no event shall Seller be obligated to cure any such defects other than monetary liens (including, without limitation, the Interests to be removed pursuant to the Sale Order). If Seller fails to give Buyer written notice as to which title defects Seller shall cure or refuse to cure, Seller shall be deemed to have refused to cure such title defects. Buyer shall have one business day from receipt (or deemed receipt) of Seller’s notice in which to elect to accept the Property subject to such matters without deduction from the Purchase Price, or to decline to accept the Property in which event the Deposit (less the Independent Consideration) shall be returned to Buyer, and this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement. If Buyer fails to give Seller written notice of Buyer’s election by the end of said one (1) business day period, then Buyer shall be deemed to have elected to accept the Property subject to the Permitted Title Exceptions without deduction from the Purchase Price. If Seller satisfies all such title defects that Seller has agreed to satisfy prior to Closing, then the transaction contemplated hereby shall be closed in accordance with its terms. If Seller does not satisfy all such title defects that Seller has agreed to satisfy on or before the Closing, then Buyer shall have the right to elect on or before the date of Closing either: (i) not to close the transaction contemplated hereby in which event the Deposit (less the Independent Consideration) shall be refunded to Buyer, this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement, or (ii) to close the transaction contemplated hereby without regard to such unsatisfied defects and encumbrances, in which event the transaction contemplated hereby shall be closed in accordance with its terms, without a reduction in Purchase Price. The provisions of this Section 5 shall survive the Closing.

6. COVENANTS AND CONDITIONS OF SETTLEMENT.

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On the date of Closing, Seller shall execute and deliver a limited warranty deed (the “Deed”) to Buyer substantially in the form attached hereto as Exhibit “C”. Seller and/or Buyer shall execute closing statements, a FIRPTA certificate, a Seller’s Affidavit substantially in the form attached hereto as Exhibit “D”, and such other documents as may be reasonably required to complete Closing and accomplish transfer of the Property to Buyer hereunder (including, without limitation a bill of sale and general assignment of intangible rights without representations or warranties) and to enable the Title Company to issue the owner’s title insurance policy to Buyer.

7. FURTHER ENCUMBRANCES.

Seller hereby covenants and agrees that from and after the Effective Date until the earlier of the termination of this Agreement or the date of Closing, that Seller shall operate and maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property and Seller shall not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), grant or otherwise voluntarily create or consent to the creation of any easement, restriction, lien, lease, service contract or encumbrances affecting the Property.

8. CLOSING AND CLOSING DATE.

Subject to the entry of, and provisions of, the Sale Order, which Sale Order shall be in a form and substance acceptable to the Buyer in its sole direction, and Section 36 of this Agreement, the consummation of this sale by Seller and the purchase by Buyer of the Property (the “Closing”) shall be held on or before 5:00 p.m. Eastern Standard Time on or before November 22, 2019, at a time and place selected by the parties (the “Closing Date”), but if none is selected in escrow with the Escrow Agent.

9. APPORTIONMENTS.

Except as otherwise set forth below, Seller shall be responsible for the payment of any title clearance costs. Seller shall be responsible for the payment of all ad valorem taxes and assessments applicable to the Property applicable to the period prior to the Closing Date. If after Closing any city, county, or state level taxing authority issues or remits to Buyer any refunds, repayments of taxes, or corrected tax billings that reduce the tax obligation for any periods of time that the Property was under the ownership and control of Seller and for which Seller has paid or been charged for the taxes, Buyer shall remit or refund those monies back to Seller for its pro-rated period of ownership. Buyer shall cooperate with Seller by providing to Seller any documentation or evidence of such tax reductions or other reasonably requested materials that Buyer has in its records or receives. The provisions of this Section 9 shall survive the Closing.

10. CLOSING COSTS.

Seller shall pay Seller’s attorneys’ fees. Buyer shall pay the cost of Buyer’s inspections, the cost to record the Deed and any deed tax associated with recording the Deed any other recording fees for the sale or Buyer’s loan, any sales taxes, the cost of the survey (if any), the title examination costs, the owner’s and lender’s title insurance premium and the cost of any

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endorsement to the title policies, any charges for the Escrow Agent, Buyer’s attorneys’ fees, and any other charges incurred by Buyer. The provisions of this Section 10 shall survive the Closing.

11. BROKERS.

(a) Seller has employed and/or dealt with Binswanger Southern Company (the “Seller’s Broker”) in connection with this transaction. At Closing, if and only if this transaction is consummated, Seller shall pay the Seller’s Broker its commission, subject to the Sale Order. Buyer shall have no liability to the Seller or the Seller’s Broker for this commission.

(b) Seller and Buyer each warrant and represent to the other that, with the exception of the Seller’s Broker and Buyer’s Broker identified herein or identified as set forth above, such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby. Seller and Buyer covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent other than the Seller’s Broker and Buyer’s Broker identified herein.

This Section 11 shall survive the Closing and any termination of this Agreement.

12. REMEDIES

Subject to the Bankruptcy Requirements, in the event that Seller fails to comply with or perform any of the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, then the Buyer shall be entitled to elect, as its sole and exclusive remedy (i) to terminate this Agreement, upon which the Deposit shall be refunded to Buyer, and the parties shall have no further rights hereunder, except as to matters which expressly survive as set forth in this Agreement or (ii) to seek specific performance of this Agreement, provided any action for specific performance is brought within sixty (60) days of the alleged default. Buyer waives any and all other remedies it may have in law and/or in equity. Under no circumstances shall Buyer be entitled to sue Seller or any of Seller’s principals, officers, partners or members for damages, and Buyer specifically hereby waives the right to sue, and covenants not to sue, Seller or any of Seller’s principals, officers, partners or members for damages. Buyer acknowledges that Buyer’s agreements in this Section 12 are a material inducement for Seller to enter into this Agreement and without which Seller would not have entered into this Agreement.

Unless excused by the Bankruptcy Requirements, if the Buyer shall fail to make any payment or deposit when due or to comply with or perform any of the covenants, agreements, or obligations to be performed by Buyer under the terms and provisions of this Agreement and such failure is not cured within five (5) business days following receipt of written notice from Seller, then Seller shall, as its sole and exclusive remedy, have the right to terminate this Agreement and receive the Deposit as full liquidated damages. In view of the difficulty of accurately estimating Seller’s actual damages in the event of a default hereunder by Buyer, and in recognition that it is

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impossible more precisely to estimate the damages to be suffered by Seller upon a default by Buyer, the parties have agreed that the Deposit shall be paid to Seller not as a penalty, but as full liquidated damages pursuant to applicable law; furthermore, such amount constitutes a good faith and reasonable estimate of the potential damages arising from a default by Buyer hereunder.

Nothing in this Section 12 shall limit a party’s indemnification obligations under this Agreement. The provisions of this Section 12 shall survive Closing.

13. NOTICES.

All notices, demands, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally, or delivered by overnight courier, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or delivered by email (provided that a notice delivered by email shall promptly thereafter be delivered by one of the other methods permitted in this Section 13), as follows:

in the case of Seller:	Fred’s Stores of Tennessee, Inc.
2001 Bryan Street, Suite 1150
Dallas, TX 75201
Attn: Kenny Lipschutz
Telephone: 914-980-9685
Email: klipschutz@fredsinc.com

with a copy to Seller’s attorneys:	Kasowitz Benson Torres LLP
1633 Broadway
New York, New York 10019-6799
Attn: Adam L. Shiff and Robert M. Novick
Email: ashiff@kasowitz.com
rnovick@kasowitz.com

and:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 5th Ave North
Birmingham, AL 35203
Attn: Dawn Helms Sharff
Telephone: 205-521-8200
Email: dsharff@bradley.com

in the case of Buyer:
Perry Ellis International, Inc.
Attn: Tricia McDermott Thompkins
Telephone:(305) 873 1735

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Email: tricia.thompkins@pery.com

with a copy to Buyer’s
attorney:	Olshan Frome Wolosky LLP
1325 Avenue of the Americas
Attn: Adam H. Friedman, Esq. & Jonathan T. Koevary, Esq.
Telephone:(212) 451-2300
Email: jkoevary@olshanlaw.com

in the case of Escrow
Agent:	First American Title Insurance Company
6 Concourse Parkway, NE Suite 2000
Atlanta, Georgia 30328
Attn: Angie Yarbrough
Telephone: (770) 390-6513
Email: ayarbrough@firstam.com

or at such other address as the party may specify from time to time by written notice to the other party. Any such notice, request, consent or other communication shall be deemed received at such time as it is actually delivered (if personally delivered) or sent by e-mail (if delivered by e-mail), on the first business day following an overnight delivery, or on the fifth business day after a mailing, as the case may be. Rejection or other refusal by the addressee to accept, or the inability of a party to deliver because of a changed address of which no notice was given, shall be deemed receipt of the notice sent. Any party hereto may change the address for receiving notices hereunder by notice sent in accordance with the terms of this Section 13. Notice may be given by counsel on behalf of either party.

14. SUCCESSORS AND ASSIGNS; ASSIGNMENT.

All terms of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their respective legal successors and assigns. This Agreement may not be assigned by Buyer without the written consent of Seller. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to an affiliate or designee of Buyer.

15. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement is intended to be performed in the State of Georgia and shall be governed and construed in all respects in accordance with the laws of, applicable to, the State of Georgia, except to the extent superseded by or inconsistent with U.S. Bankruptcy law applicable to the Seller’s Chapter 11 Cases In the event of any dispute arising out of or under this Agreement, including the Exhibits annexed hereto, each party shall irrevocably submit to (a) the exclusive jurisdiction of the Bankruptcy Court, and (b) the appropriate court of the State of Georgia, if and only if, following commencement of litigation, it is determined by the Bankruptcy Court that it cannot exercise jurisdiction.

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16. CAPTIONS.

The captions of this Agreement are inserted for convenience or reference only and not to define, describe or limit the scope or the intent of this Agreement or any term hereof.

17. CHANGES AND MODIFICATIONS; CHANGES AND INCORPORATIONS OF PRIOR AGREEMENTS.

This Agreement may not be orally changed, modified or terminated; it supersedes any and all prior understandings and/or letter agreements; other matters of similar nature shall be deemed to be of no force or effect in the interpretation of this Agreement, it being intended that this Agreement represents the entire understanding of the parties. No waiver of any provision hereof shall be valid unless in writing and signed by a party against whom it is to be enforced. This Agreement may not be amended except by written instrument executed by Buyer and Seller or by the terms of the Sale Order.

18. WAIVER.

No failure of either party to exercise any power given hereunder to insist upon strict compliance with any obligations specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of any party’s right to demand strict compliance with the terms hereof; provided, however, that any party may, at its sole option, waive any requirement, covenant or condition herein established for the benefit of such party without affecting any of the other provisions of this Agreement.

19. FURTHER ASSURANCES.

Seller and Buyer each agree to execute and deliver to the other such further documents and instruments as may be reasonable and necessary in furtherance of, and to effectuate the intent of, the parties as expressed by the terms and conditions hereof.

20. ATTORNEYS’ FEES.

If either party commences an action against the other to enforce any of the terms hereof, or because of the breach by either party of any of the covenants, terms or conditions hereof, each party shall bear its own attorneys’ fees, costs, and expenses.

21. CONDITION OF PROPERTY.

(a) Buyer agrees to accept the transfer and conveyance of the Property by Seller without any warranty or representation, except as otherwise set forth in this Agreement and in the Deed, concerning the quantity, quality, or condition or the Property or Seller’s interest therein, the availability of water, water pressure, sewer, sewer capacity, rock, poor soils, endangered species, specimen trees, utilities or necessary governmental authorizations, or any other matter not expressed in this contract for sale. Buyer is accepting the Property “AS IS” with all faults, except as otherwise set forth in this Agreement. Seller will not make any investigation

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of the condition of the Property. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES GIVEN TO BUYER IN CONNECTION WITH THE SALE OF THE SUBJECT PROPERTY, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT AND IN THE DEED. SELLER DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS THAT MAY BE DUE FROM SELLER TO BUYER. BUYER HEREBY FOREVER DISCHARGES, DEFENDS, ACQUITS, RELEASES, WAIVES AND HOLDS SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION OR LIABILITIES RELATING TO THE PROPERTY WHATSOEVER, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

(b) The provisions of this Section 21 shall survive Closing.

22. EMINENT DOMAIN.

If, after the Effective Date and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Seller shall promptly give written notice thereof to Buyer. In the event of any eminent domain or other like proceedings, Buyer shall close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced but Seller shall assign to Buyer Seller’s rights in any condemnation award or proceeds attributable to the Property.

23. TIME OF ESSENCE.

TIME IS OF THE ESSENCE IN THIS AGREEMENT.

24. SURVIVAL.

Except as otherwise provided herein, the terms and provisions of this Agreement shall not survive Closing or termination of this Agreement.

25. CONSTRUCTION.

Each party hereto acknowledges that all parties hereto participated in the drafting of this agreement and consulted with its own legal counsel in connection therewith. Accordingly, this Agreement shall not be construed more strictly against any one party.

26. ACCEPTANCE.

The offer by the first party to execute this Agreement to sell or buy the Property shall terminate unless this Agreement is accepted and executed by the other party within five (5) business days after the offer is made. Notwithstanding the preceding, all of the Seller’s obligations shall be conditioned by the Bankruptcy Requirements.

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27. EXHIBITS.

The Exhibits referred to herein and attached to this Agreement are incorporated herein by full reference.

28. COUNTERPART EXECUTION.

This Agreement may be executed in separate counterparts, and copies delivered electronically, by PDF or facsimile shall be deemed originals. It shall be fully executed when each party whose signature is required has signed and delivered to the other at least one counterpart even though no one counterpart contains the signatures of all the parties. Once Buyer and Seller have each signed at least one counterpart of this Agreement, this Agreement shall constitute a valid and binding agreement between Buyer and Seller even though this Agreement has not yet been signed by Escrow Agent.

29. SEVERABILITY.

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

30. BUSINESS DAY CONVENTION.

Should any time period provided in this Agreement expire on a Saturday, Sunday or legal holiday, such time period shall automatically be extended to the next date that is not a Saturday, Sunday or legal holiday.

31. ESCROW AGENT. The Deposit and any other money deposited in escrow hereunder (collectively, the “Escrowed Funds”) shall be held by Escrow Agent in escrow upon the following terms and conditions:

(a) It is agreed that the duties of Escrow Agent are purely ministerial in nature, and that Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith. Seller and Buyer release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent’s duties hereunder.

(b) Escrow Agent shall be under no responsibility in respect to any of the monies deposited with it other than faithfully to follow the instructions herein contained. Escrow Agent may consult with counsel and shall be fully protected in any actions taken in good faith, in accordance with the advice of counsel. Escrow Agent shall not be required to defend any legal proceedings which may be instituted regarding this escrow or any escrow instructions unless requested to do so by Seller and Buyer and indemnified to the satisfaction of Escrow Agent against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected

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in acting in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.

(c) Escrow Agent assumes no liability under this Agreement except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver the escrow monies, or as to whom that sum is to be delivered, Escrow Agent shall not be obligated to make any delivery of the sum, but in such event may hold the sum until: (i) receipt by Escrow Agent of any authorization in writing signed by all the persons having an interest in such dispute, directing the disposition of the sum, or in the absence of such authorization until the determination of the rights of the parties in an appropriate proceeding or (ii) the Escrow Agent receives a certified copy of a final non-appealable judgment of a court of competent jurisdiction directing the release and delivery of the escrow monies in which event the Escrow Agent shall then release and deliver the escrow monies in accordance with said direction. Upon making delivery of the moneys in the manner provided for in this Agreement, Escrow Agent shall have no further liability in its capacity as Escrow Agent in this matter.

(d) Escrow Agent has executed this Agreement to confirm that Escrow Agent is holding (drafts are subject to collection) and will hold the Escrowed Funds in escrow pursuant to the provisions of this Agreement. All interest earned on the Escrowed Funds shall be for the benefit of Buyer unless and until such interest is delivered to Seller in accordance with the terms of this Agreement. Buyer and Seller agree to execute such documents as Escrow Agent may reasonably request in connection with Escrow Agent acting in such capacity and holding and investing the Deposit.

32. CONFIDENTIALITY.

Seller may publicly file a copy of this Agreement with the Bankruptcy Court, provide a copy of this Agreement to other parties in interest in the Chapter 11 Cases, and may publicly announce its terms. Any press releases, public statements or other public disclosures by Seller or Buyer of this transaction or the terms of this transaction shall be subject to the prior written consent of the other party and such party’s approval of the content thereof, which provision, with respect to the terms of this transaction (except as reflected in public records) shall survive Closing.

33. REPRESENTATIONS

A. Seller’s Representations and Warranties; Qualifications and Limitations. Subject to the qualifications and limitations set forth at the end of this Section, Seller represents and warrants to Buyer that as of the date of this Agreement (unless otherwise stated below) and as of the Closing Date:

(i) Subject to the applicable provisions of the Bankruptcy Code, Seller is a duly formed and validly existing corporation organized under the laws of Delaware and is in good standing.

(ii) Subject to the applicable provisions of the Bankruptcy Code and any other conditions of the Bankruptcy Requirements, Seller has the full legal right, power and

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DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

authority to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant hereto, to consummate the transaction contemplated in this Agreement, and to perform its obligations under this Agreement and such documents. The person signing this Agreement on behalf of Seller is authorized to do so.

(iii) The Property is and shall be vacant and free and clear of all leases, tenants, and occupants at the Closing.

(iv) All equipment located on the Property as of October 26, 2019 shall remain on the Property as of Closing.

Said warranties and representations shall survive Closing for three (3) months.

B. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that as of the date of this Agreement:

(i) Buyer is a duly formed and validly existing corporation organized under the laws of Florida and is in good standing.

(ii) Buyer has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Buyer pursuant to this Agreement (collectively, the “Buyer’s Documents”), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Buyer’s Documents.

(iii) Neither the entering into of this Agreement nor the consummation of this sale will constitute a violation or breach by Buyer of any contract or other instrument to which it is a party, or to which it is subject, or by which any of its assets or properties may be affected, or a violation or breach of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer, or to Buyer’s knowledge, will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

(iv) Buyer is entering into this Agreement in “good faith” within the meaning of section 363(m) of the Bankruptcy Code, without collusion, at arm’s length, and is not an Insider as that term is defined in section 101 of the Bankruptcy Code.

(v) Buyer has transferred the Deposit into the Buyer’s outside counsel’s interest on lawyer account.

34. EXCHANGE. Each party shall cooperate with the other and shall execute any and all documents necessary to allow such party (or its affiliates) to effectuate the conveyance of the Property as an exchange under Section 1031 of the Internal Revenue Code; provided, however, that at no time shall the cooperating party be required to take title to real estate other than the Property or incur any obligations other than those set forth elsewhere in this Agreement. The exchanging party shall pay all reasonable costs which may be incurred by the cooperating party in connection with such tax free exchange, and the exchanging party shall indemnify the

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

cooperating party and hold it harmless from any loss, cost, damage, expense or liability incurred in connection therewith.

35. BANKRUPTCY APPROVAL. The parties acknowledge and agree that this Agreement is subject to the Bankruptcy Requirements and entry of a Sale Order.

36. STALKING HORSE BID CONTINGENCY.

(a) Auction. In accordance with the Bidding Procedures Order, Seller may sell the Property (a) at an auction (the “Auction”) as more specifically set forth in the Bidding Procedures Order and (b) pursuant to and in accordance with a Sale Order.

(b) Other Bids. Buyer acknowledges that, pursuant to the Bidding Procedures Order, Seller will solicit bids from one or more other prospective purchasers for the sale of some or all of the Property in accordance with the procedures set forth in the Bidding Procedures Order. The winning bidder at the Auction will be the successful bidder (“Successful Bidder”). The winning bidder shall be selected in the exercise of the Seller’s business judgment.

(c) Bid Process. If Buyer is the Successful Bidder at the Auction and the Bankruptcy Court approves the sale contemplated by this Agreement, the parties shall close in accordance with the terms of this Agreement and the Sale Order. If Buyer is the Successful Bidder at the Auction but the Bankruptcy Court does not approve the sale contemplated by this Agreement through no fault of Buyer, Seller shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement. If Buyer is not the Successful Bidder at the Auction, Seller may determine that the Buyer is the next highest or otherwise best bid, as determined in Seller’s sole discretion (“Back-Up Bidder”). In the event the Successful Bidder fails to close on the sale of the Property within the time parameters approved by the Bankruptcy Court (unless extended by agreement of the Seller in its sole discretion to the extent it is permitted to grant any such extension), Seller shall retain the Successful Bidder’s deposit and Seller will be released from its obligation to sell the Property to the Successful Bidder, and the Seller may then sell the Property to the Back-Up Bidder approved by the Bankruptcy Court at the hearing respecting the Sale Order. In such instance the Back-Up Bidder shall in accordance with its last bid at Auction, pay as the purchase price for the Property, the amount of the Back-Up Bid, (receiving credit for its deposit), and all closing costs payable by the purchaser, upon the close of escrow for the sale.

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

IN WITNESS WHEREOF, the duly authorized representatives of the parties have set their hands and seals hereto as of the day and year indicted next to their signatures.

BUYER:

PERRY ELLIS INTERNATIONAL, INC

By:	/s/ Jorge Narino
Name:	Jorge Narino
Title:	CFO

Date: October 28, 2019

[SIGNATURES CONTINUED ON NEXT PAGE]

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SELLER:

FRED’S, INC.

By:	/s/ Joe Anto
Name	Joe Anto
Title:	Ceo

Date:	11/1/2019

[SIGNATURES CONTINUED ON NEXT PAGE]

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Escrow Agent hereby agrees to comply with Sections 2 and 31 of this Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Name:

Title:

Date:

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

DISCUSSION DRAFT

Exhibit “A”

Tax Parcel Number of the Property

101B 032 C

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

DISCUSSION DRAFT

Exhibit “B”

Wiring Instructions

(to be provided by Escrow Agent)

PSA (Dublin, Georgia)

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

DISCUSSION DRAFT

Exhibit “C”

Form of Special Warranty Deed

After Recording Return to:

LIMITED WARRANTY DEED

THIS INDENTURE, made as of the _____ day of __________, 2019, is by FRED’S INC. _______________________________ (“Grantee”).

WITNESSETH, Grantor for and in consideration of the sum of TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, cash in hand paid, the receipt of which is hereby acknowledged, has bargained, sold and does by these presents bargain, sell, remise, release, and forever quitclaim to Grantee all the right, title, interest, claim or demand which Grantor has or may have had in and to all that tract of land, if any, described on Exhibit A attached hereto and made a part hereof.

Together with all the rights, members and appurtenances to the said described premises in anywise appertaining or belonging.

TO HAVE AND TO HOLD the said described premises unto Grantee, so that neither Grantor nor any other person or persons claiming under Grantor shall at any time, claim or demand any right, title or interest to the aforesaid described premises or its appurtenances.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons claiming by, through, or under Grantor.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context permits.)

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

IN WITNESS WHEREOF, Grantor has signed and sealed this Deed as of the day and year above written.

FRED’S INC., a Delaware corporation

By:	(Seal)
Name:
Title:

[NOTE – APPROPRIATE FORM OF AUTHENTICATION

AND NOTARY ACKNOWLEDGEMENT TO BE INSERTED,

TOGETHER WITH ANY STATE PRESCRIBED REVISIONS]

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

Exhibit A to Exhibit “C”

Legal Description

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

DISCUSSION DRAFT

Exhibit B to Exhibit “C”

Permitted Exceptions

1.	All taxes and assessments for the year 2020 and subsequent years, not yet due and payable.

2.	All easements, restrictions, reservations, encumbrances and other matters appearing of record.

3.	Zoning and building laws and other ordinances affecting the Property.

4.	All matters that would be disclosed by an accurate survey and inspection of the Property.

5.

Any claim to (a) ownership of or rights to minerals and similar substances, including but not limited to ores, metals, coal, lignite, oil, gas, uranium, limestone, clay, rock, sand, and gravel located in, on, or under the Property or produced from the Property, whether such ownership or rights arise by lease, grant, exception, conveyance, reservation, or otherwise, and (b) any rights, privileges, immunities, rights of way, and easements associated therewith or appurtenant thereto, whether or not the interests or rights in (a) or (b) appear in the public records.

6.	[Insert additional exceptions from Schedule B, Part II of the Title Commitment]

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

DISCUSSION DRAFT

Exhibit “D”

Form of Seller’s Affidavit

SELLER’S AFFIDAVIT

Personally appeared before me the undersigned deponent, __________________________, who, first being duly sworn, deposes and says on oath that he/she is the _________________________ of FRED’S INC., a Delaware corporation (the “Grantor”), and in such capacity is authorized to make this affidavit, and does further depose and say under oath, to the best of his/her knowledge and belief but without independent investigation, the following:

THAT, subject to the Permitted Title Exceptions set forth on Exhibit “B” attached hereto, no liens, encumbrances, covenants or restrictions affecting that certain tract or parcel of land described on Exhibit “A” attached hereto and any improvements thereon (the “Property”) have been created by acts of the Grantor during any time that the Grantor has held fee simple title to the Property; and

THAT, any improvements or repairs made on the Property at the behest of the Grantor during the ninety-five (95) days immediately preceding this date have been fully paid for or will be paid for when due, and there are no outstanding bills incurred for labor or materials used in making improvements or repairs on the Property which were suffered or incurred by the Grantor, or for services of architects, engineers, or registered surveyors incurred by the Grantor in connection therewith; and

THAT, apart from brokers (if any) engaged by the Grantor for the sale of the Property, the fees or commissions of which brokers will be paid concurrently with the consummation of the transaction for which this Affidavit is given, no brokers have been engaged by the Grantor with regard to the sale of the Property; and

THAT, the deponent makes this affidavit for the purpose of inducing its purchaser to purchase the Property and to induce a title insurance company to issue its policy or policies of title insurance with respect to the Property.

PSA (City, State)

4833-1860-0358.1

4832-9869-0984.2

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

Sworn to and subscribed
before me this day of	(Seal)
_________________, 20__.	_____________________, not individually
but solely as the of
_______________________	Fred’s, Inc.
Notary Public

(NOTARY SEAL)

My Commission Expires:
_______________________

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

Exhibit “A” to Exhibit “D”

Legal Description of the Property

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

Exhibit “B” to Exhibit “D”

(Permitted Title Exceptions)

1.	All taxes and assessments for the year 2020 and subsequent years, not yet due and payable.

2.	All easements, restrictions, reservations, encumbrances and other matters appearing of record.

3.	Zoning and building laws and other ordinances affecting the Property.

4.	All matters that would be disclosed by an accurate survey and inspection of the Property.

5.

Any claim to (a) ownership of or rights to minerals and similar substances, including but not limited to ores, metals, coal, lignite, oil, gas, uranium, limestone, clay, rock, sand, and gravel located in, on, or under the Property or produced from the Property, whether such ownership or rights arise by lease, grant, exception, conveyance, reservation, or otherwise, and (b) any rights, privileges, immunities, rights of way, and easements associated therewith or appurtenant thereto, whether or not the interests or rights in (a) or (b) appear in the public records.

6.	[Insert additional exceptions from Schedule B, Part II of the Title Commitment]

PSA (City, State)

4833-1860-0358.1

5197957-2

DocuSign Envelope ID: 488E3366-4F8B-480D-AC37-056D2486A759

PSA (City, State)

4833-1860-0358.1

5197957-2